REAL ESTATE SALES CONTRACT
                  FOR THE PURCHASE AND SALE
                             OF
                CROWN CABOT FINANCIAL CENTER
                  LAGUNA NIGUEL, CALIFORNIA

THIS REAL ESTATE SALES CONTRACT (the "Contract") is made and entered into as of the ____ day of May, 1997, by and between LEISURE COLONY MANAGEMENT CORP., a Florida corporation ("Seller"), and ARDEN REALTY LIMITED PARTNERSHIP, a Maryland limited partnership, or its permitted assigns ("Buyer").

     In consideration of the mutual terms, covenants, conditions and agreements hereinafter contained and other good and valuable consideration, it is hereby agreed by and between the parties hereto as follows:

     1. Sale of Property. Seller agrees to sell, convey, assign, transfer and deliver to Buyer and Buyer agrees to purchase, acquire and take from Seller the following described property (the property described below sometimes hereinafter being collectively called the "Property"):

          A. All of Seller's right, title and interest in and to that real property located in the City of Laguna Niguel, County of Orange, and State of California, more particularly described on Exhibit "A" attached hereto and hereby made a part hereof, together with all easements, rights-of-way, hereditaments and appurtenances thereunto belonging or in any way appertaining, and all buildings and improvements situated thereon, if any (hereinafter collectively called the "Subject Premises").

          B.   All furniture, fixtures, equipment,
          appliances and other items of personal property owned by Seller and used in connection with the operation of the Subject Premises and now located upon the Subject Premises, if any.

          C.   Seller's interest in all leases, lease
          guarantees and tenancies for the Subject Premises, as well as any refundable security deposits made by tenants of the Subject Premises, to be adjusted for new deposits collected by Seller and deposits refunded or paid by Seller.

          D. All of Seller's right, title and interest, if any, in and to any assignable licenses, permits, service contracts, and all other contracts affecting the Property.

          E. All Seller's right, title and interest, if any, in and to the non-exclusive business and trade name "Crown Cabot Financial Center" under which the Subject Premises have been managed and operated.

     2.   Price.  The purchase price to be paid by Buyer to
Seller for the Property shall be TWENTY-EIGHT MILLION TWO HUNDRED
TWENTY-FIVE THOUSAND DOLLARS AND NO/100 DOLLARS ($28,225,000.00)/s/VJC /s/ (hereinafter referred to as the ("Purchase Price"), payable as follows:

          A. $ 500,000.00 cash in earnest money delivered in escrow to Chicago Title Insurance Company (the "Escrow Agent"), with an address at 700 South Flower Street, Suite 900, Los Angeles, California 90017, acting as escrow agent, simultaneously with the execution hereof by Buyer (such deposit, plus all interest earned thereon, being hereinafter referred to as the "Initial Earnest Money").

          B. An additional $1,500,000.00 cash in earnest money (the "Additional Earnest Money") shall be delivered by Buyer to Escrow Agent on or before 5:00 p.m. PST on the last day of the "Inspection
          Period" (as hereinafter defined in Paragraph 27) unless Buyer shall have timely terminated this Contract on or before the expiration of the Inspection Period as provided in Paragraph 27 hereof.

          C. The Initial Earnest Money and the Additional Earnest Money are hereinafter sometimes collectively referred to as the "Earnest Money". All interest earned on the Earnest Money shall become a part of the Earnest Money and shall be disbursed in accordance with the provisions of this Contract regarding Earnest Money. The parties hereby agree that, pending the closing hereunder, or the termination of this Contract, the Earnest Money shall be deposited in an interest bearing account or in such other investment as the parties may mutually agree. The Tax Identification Number of the Buyer is_____________________. If the transaction contemplated by this Contract is consummated in accordance with the terms hereof, or is not consummated due exclusively to the material default of Seller hereunder, the Earnest Money together with an amount (payable by Seller in addition to, but inclusive of, any interest earned thereon) sufficient to yield a cumulative return thereon of 8% per annum, compounded montlhy, shall be credited against the cash due on the Date of Closing (as hereinafter defined) or returned to Buyer in accordance with Paragraph 8 hereof and other applicable provisions of this Contract. In the event the transaction contemplated by this Contract is not consummated in accordance with the terms hereof for any reason other than the aforesaid material default of Seller, the Earnest Money together with the accrued interest derived from the investment in the aforesaid interest bearing account or other investment, shall be delivered in accordance with Paragraph 8 hereof and other applicable provisions of this Contract.

          C. The balance of the Purchase Price, after a credit for the Earnest Money and all interest or other yield as provided for or set forth in Paragraph 2.B above, shall be payable in cash by federal wire transfer or other good federal funds to be received by Seller on the Date of Closing
          (as hereinafter defined) with such amount to be increased or decreased by prorations and other adjustments, if any, as provided herein.

     3.   Disclaimer of Warranties; "As-Is"  Conveyance;
Inspection.

          A.   EXCEPT AS OTHERWISE SET FORTH IN THIS
          CONTRACT, BUYER REPRESENTS, WARRANTS AND
          ACKNOWLEDGES TO AND AGREES WITH SELLER THAT BUYER IS PURCHASING THE PROPERTY IN AN "AS-IS" CONDITION "WITH ALL FAULTS" AND SPECIFICALLY AND EXPRESSLY WITHOUT ANY WARRANTIES, REPRESENTATIONS OR GUARANTEES, EITHER EXPRESSED OR IMPLIED, OF ANY KIND, NATURE, OR TYPE WHATSOEVER FROM OR ON BEHALF OF SELLER. Except as otherwise set forth in this Contract, Buyer acknowledges that Seller has little or no direct knowledge concerning the physical or economic characteristics of the Property. Buyer acknowledges that Buyer has not relied, and is not relying, upon any information, document, sales brochures or other literature, maps or sketches, projection, proforma, statement, guarantee, representation or warranty (whether expressed or implied, or oral or written, or material or immaterial except as otherwise set forth in this Contract) that may have been given by or made by or on behalf of Seller.

          B.   Except as otherwise set forth in this
          Contract, Buyer hereby acknowledges that it shall not be entitled to, and should not, rely on Seller or its agents as to (i) the quality, nature, adequacy or physical condition of the Property including, but not limited to, the structural elements, foundation, roof, appurtenances, access, landscaping, parking facilities or the electrical, mechanical, HVAC, plumbing, sewage or utility systems, facilities or appliances at the Property, if any; (ii) the quality, nature, adequacy or physical condition of soils, sub-surface support or ground water at the Property; (iii) the existence, quality, nature, adequacy or physical condition of any utilities serving the Property, or access thereto; (iv) the development potential of the Property, its habitability, merchantability or fitness, suitability or adequacy of the Property for any particular purpose; (v) the zoning classification, use or other legal status of the Property; (vi) the Property's, or its operations' compliance with any applicable codes, laws, regulations, statutes, ordinances, covenants, setback requirements, conditions or restrictions of any governmental or quasi-governmental entity or of any other person or entity; (vii) the quality of any labor or materials relating in any way to the Property; or
          (viii) the condition of title to the Property or the nature, status and extent of any right of way, lease, right of redemption, possession, lien, encumbrance, license, reservations, covenant, condition, restriction or any other matter affecting title to the Property.

          C.   EXCEPT AS OTHERWISE SET FORTH IN THIS
          AGREEMENT, BUYER ACKNOWLEDGES TO AND AGREES WITH SELLER THAT, WITH RESPECT TO THE PROPERTY, SELLER HAS NOT, DOES NOT AND WILL NOT MAKE ANY WARRANTIES OR REPRESENTATIONS, EXPRESSED OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT IN NO WAY LIMITED TO, ANY WARRANTY OF CONDITION, MERCHANTABILITY, HABITABILITY OR FITNESS FOR A PARTICULAR USE, OR WITH RESPECT TO THE VALUE, PROFITABILITY OR MARKETABILITY OF THE PROPERTY.

          D. BUYER ACKNOWLEDGES THAT SELLER HAS NOT, DOES NOT AND WILL NOT MAKE ANY REPRESENTATION OR WARRANTY WITH REGARD TO COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS INCLUDING BUT NOT LIMITED TO, THOSE PERTAINING TO THE HANDLING, GENERATING, TREATING, STORING OR DISPOSING OF ANY HAZARDOUS WASTE, MATERIAL OR SUBSTANCE. Without limiting the foregoing, Seller does not make and has not made and specifically disclaims any representation or warranty regarding the presence or absence of any hazardous substances, as hereinafter defined, at, on, under or about the Property or the compliance or non-compliance of the Property with the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendment and Reauthorization Act, the Resource Conservation Recovery Act, the Federal Water Pollution Control Act, the Federal Environmental Pesticides Act, the Clean Water Act, The Clean Air Act, any Federal, State or local so-called "Superfund" or "Superlien Statute," or any other statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning any hazardous substances including the laws, ordinances and regulations of the County of Orange, the City of Laguna Niguel and the State of California (collectively, the "Hazardous Substance Laws"). The disclaimer set forth herein shall not be affected or limited in any way by any investigation conducted by Seller or any contractor, agent or employee of Seller, or delivery by Seller to Buyer of copies of any environmental study or report prepared by any environmental testing firm on behalf or at the direction of Seller, Buyer or any other party. Seller has not conducted any independent investigation or verification of the contents of any such study or report, and makes no representation or warranty with respect to the accuracy or completeness of the information contained therein. For purposes of this Contract, "hazardous substance" shall mean and include those elements or compounds which are contained in the list of Hazardous Substances adopted by the United States Environmental Protection Agency and the list of toxic pollutants designated by Congress or the Environmental Protection Agency or under any Hazardous Substance Laws. Hazardous substances shall also include petroleum products and radon gas. Buyer further acknowledges that neither Seller, nor any broker(s), nor any agent(s) or representative(s) of Seller has provided any representation or warranty with respect to the existence of asbestos or other hazardous substance on the Property. Buyer shall have no recourse or claim against Seller, any broker or any agent or representative of Seller with respect to any loss or damage claimed or suffered by any third party arising from the condition of the Property, or arising from the existence of any hazardous substance on the Property based on events or activities occurring or arising prior to September 28, 1995, the date on which Seller acquired title to the Property, or after the Date of Closing.
          The foregoing "As-Is" provisions shall constitute a waiver and release of all claims by Buyer against Seller, any broker or any agent or representative of Seller, under all federal, state, and local, laws, ordinances, rules and regulations relating to environmental matters of any kind which are attributable to activities or events occurring or arising prior to September 28, 1995, the date on which Seller acquired title to the Property, or after the Date of Closing.

          E. Buyer acknowledges that Buyer has had and/or will have, pursuant to this Contract, an adequate opportunity to make such legal, factual and other inquiries and investigation as Buyer deems necessary, desirable or appropriate with respect to the Property. Such inquiries and investigations of Buyer shall be deemed to include, but shall not be limited to, any leases and contracts pertaining to the Property, the physical components of all portions of the Property, the existence of any wood destroying organisms on the Property, such state of facts as an accurate survey and inspection would show, the present and future zoning ordinances, resolutions and regulations of the city, county and state where the Property is located and the value and marketability of the Property. If Buyer elects not to inspect the Property or to terminate this Contract within the Inspection Period (as hereinafter defined), Buyer acknowledges such election will be made at Buyer's sole discretion, in reliance solely upon the tests, analyses, inspections and investigations that Buyer makes, or had the right to make and opted not, or otherwise failed, to make, and not in reliance upon any alleged representation made by or on behalf of Seller.

          F.   Except as otherwise set forth in this
          Contract, Seller does not make and has not made and specifically disclaims any representation or warranty regarding the compliance or non-compliance of the Property with the Americans With Disabilities Act, or any other statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning access and accommodation for disabled persons.

          G. Without in any way limiting the generality of the preceding subparagraphs A through F, Buyer specifically acknowledges and agrees that as to all events or activities occurring or arising prior to September 28, 1995, the date on which Seller acquired title to the Property or after the Date of Closing: (i) it hereby waives, releases and discharges any claim it has, might have had or may have against Seller with respect to the condition of the Property, either patent or latent, its ability or inability to obtain or maintain building permits, either temporary or final certificates of occupancy or other licenses for the use or operation of the Property, and/or certificates of compliance for the Property, the actual or potential income or profits to be derived from the Property, the real estate taxes or assessments now or hereafter payable thereon, the compliance with any environmental protection, pollution or land use laws, rules, regulations or requirements, and any other state of facts which exist with respect to the Property, and (ii) Buyer, on behalf of itself and its permitted assigns, acknowledges and agrees that it understands the meaning and effect of and waives the benefit of, the principal set forth in Section 1542 of the California Civil Code or in any similar rule of law in California. Section 1542 provides:

              1542.  General Release; Extent.  A
             general release does not extend to a claim which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

          H.   Seller's Representations and Warranties.
          Seller hereby represents and warrants to Buyer as of the Effective Date and the Closing Date as follows:

             (i)  Seller is a corporation organized under
             the laws of the State of Florida, is qualified to do business in the State of California;

             (ii) Neither the execution nor the delivery of this Contract, nor the consummation of the purchase and sale contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Contract conflict with or will result in the breach of any of the terms, conditions, or provisions of any agreement or instrument to which Seller, or any shareholder, partner, or related entity or affiliate of Seller, is a party or by which Seller, or any shareholder, partner or related entity or affiliate of Seller, or any of Seller's assets is bound.

             (iii)     To the best of Seller's knowledge,
             all taxes (rental, real and personal) relating to the Property have been paid; there are no special assessments with respect to the Property that are due and payable; and Seller has no actual knowledge of any pending or threatened assessments or condemnation proceedings relating to the Property.

             (iv) To the best of Seller's knowledge, there are no outstanding suits, actions, or proceeding relating to the Property.

             (v)  That Seller is not subject to any
             commitment, obligation or agreement,
             including, any right of first refusal or option to purchase granted to a third party which would or could prevent it from completing the sale of the Property under this Contract or which would bind Buyer subsequent to consummation of this Contract.

             (vi) Seller has not received any written notice of any intention on the part of the issuing authority to cancel, suspend or modify or take any action or institute any proceeding to effect such cancellation, suspension or modification, of any permit, license or other approval required by Seller from any governmental or quasi-governmental authority for the occupancy, operation, maintenance and ownership of the Property.

             (vii) To the best of Seller's knowledge and belief, Seller has received no written notice of any existing violations of any federal, state, county or municipal laws, ordinances, orders, codes, regulations or requirements affecting the Property.

             (viii)  To the best of Seller's knowledge,
             attached hereto as Exhibit "I" is a list of all studies and reports within Seller's possession or control addressing or evaluating the environmental condition of the Property.

             (ix)  To the best of Seller's knowledge, (i)
             the rent roll attached hereto as Exhibit "J"
             (the "Rent Roll") accurately sets forth and lists all leases (the "Leases") and all tenants presently in possession or entitled to possession of the Property, all security deposits from such tenants currently in the possession of the Seller, and the status of the payment of all rents and other charges due
             Seller from said tenants pursuant to the Leases listed.

             (x)  Within five (5) days of the Effective
             Date, Seller shall provide to Buyer a true and accurate list of contracts for the management, repair and/or operation of the Property and Subject Premises (other than leases)
             (collectively the "Contracts"), which list shall then be deemed to be attached hereto as Exhibit "K" and incorporated herein.

             (xi)  Within five (5) days of the Effective
             Date, Seller shall provide to Buyer true and correct copies of all Leases and amendments in Seller's possession and that all of such Leases are in full force and effect; that there are no other documents or agreements with respect to the tenants under the Leases or regarding occupancy of the Property other than the Leases; that, except as set forth in the Leases, there are no rent concessions given to any of the tenants except as set forth on the Rent Roll, and all rental and other payments due under such Leases, as of the date thereof, have been paid in full;
             that, except as set forth on the Rent Roll, the tenants under such Leases are not, as of the date thereof, in default thereunder; that as of the date thereof, there are no commissions or other fees payable to any person, entity or agent with respect to the execution of such Leases.

             (xii)     The Disclosure Materials (as herein
             defined) contain all material documents, instruments, correspondence and other writings in Seller's possession relating to the ownership and operation of the Property, except for appraisals and internal memoranda and documents related solely to Seller's valuation of, and marketing efforts with respect to, the Property.

             (xiii)    To the best of Seller's knowledge,
             except as disclosed in the Disclosure
             Materials there are no pending condemnation or similar proceedings, existing contracts or leases, violations of laws, ordinances or regulations, pending actions, suits or proceedings, or parties in possession that would reasonably be expected to have a material, adverse effect on the Property.

               I.   Seller's Obligations.  Seller hereby
          covenants to Buyer, upon which covenants Buyer has relied and will continue to rely, that from the Effective Date through and including the Closing
          Date:

                    i.   Seller will not subject the
               Property to any additional liens,
               encumbrances, covenants, conditions,
               easements, rights of way or similar matters or modify, extend, renew, replace or otherwise change any of the terms, covenants or conditions of existing agreements, or enter into any new agreements, affecting the Property without Buyers prior written approval, after the expiration of the Inspection Period (as herein defined). Prior to the expiration of the Inspection Period (as herein defined) Seller will not subject the Property to any additional liens, encumbrances, covenants, conditions, easements, rights of way or similar matters or modify, extend, renew, replace or otherwise change any of the terms, covenants or conditions of existing agreements, or enter into any new agreements, affecting the Property without providing prior written notice of same to Buyer.

                    ii.  From the Effective Date through the
               end of the Inspection Period, Seller shall promptly provide notice to Buyer of any new lease affecting the Property or material change in any of the Leases, including but not limited to, any renewal, extension, notice of default by Landlord or Tenant, or termination of any lease term not provided for in the subject lease. From the end of the Inspection Period through the Date of Closing, Seller shall not, without first obtaining Buyer's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, enter into or effect any new lease affecting the Property or material change to any of the Leases. Buyer shall be deemed to have consented to any proposed lease or lease modification if it neither approves nor rejects same within five (5) business of receipt of Seller's request for same. Upon Buyer's approval or deemed approval, Seller shall be entitled to enter into such lease or lease modification on Seller's standard lease form, without material change, and Buyer will be deemed to have assumed all expenses for concessions, tenant improvement allowances and/or brokerage commissions previously disclosed to Buyer and included in such lease or modification.

                    iii. From and after the expiration of
               the Inspection Period, Seller shall not apply for or otherwise deal with any governmental authority regarding the development, entitlement or subdivision of the Property without prior written consent of Buyer, which may be withheld in Buyer's sole and absolute discretion.

                    iv.  Seller shall maintain the Property
               in a good and business-like manner. Seller shall provide all services and operate, manage and maintain the Subject Premises (including mechanical equipment of every kind used in the operation thereof) in such a manner that it shall be in the same condition on the Closing Date as on the Effective Date, ordinary wear and tear excepted and subject to the provisions of Paragraph 10 herein. Without limiting the foregoing, Seller shall perform all of its obligations under the Leases and the Contracts.

                    v.   Seller shall comply with all
               statutes, ordinances, regulations, orders or other laws with respect to the Property.

                    vi.  Seller shall notify Buyer promptly
               of any lawsuits, condemnation proceedings, rezoning, or other governmental order or action or any threat thereof known to Seller which might affect the Property.

                    vii. Seller shall maintain in full force
               and effect all existing insurance policies insuring the Property and the Subject
               Premises through and including the Closing
               Date.

                    viii.     Prior to or on the Closing
               Date, Seller shall, at its sole cost and expense, pay in full all outstanding brokerage and leasing commissions, finders fees or like sums pertaining to any and all Leases (other than those approved or deemed assumed by Buyer pursuant to Subparagraph
               3.I.ii above.

                    ix.  Seller shall cooperate with Buyer
               and its accountants, counsel and/or other representatives in providing information and materials pertaining to the operation of the Property, including reasonable access to the Property.

                    x.   Seller will not remove any of
               personal property from the Subject Premises unless the personal property so removed is simultaneously replaced with substantially similar personal property of similar quality or utility.

                    xi.  Seller shall deliver notices of
               termination to any vendors under the
               Contracts which have been designated in
               writing by Buyer to be terminated
               ("Disapproved Contract List") provided that the Disapproved Contract List is delivered by Buyer to Seller on or before the expiration of the Inspection Period. Seller shall within two (2) days following the later of the expiration of the Inspection Period or Buyer's delivery of the Disapproved Contract List, deliver termination notices to each of the vendors with respect to the Contracts so designated by Buyer in the Disapproved Contract List.

                    xii. Seller agrees to terminate, at
               Seller's sole cost and expense, any property management agreement and brokerage leasing agreement effective as of the Closing Date.

                    xiii.     At Buyer's request at any
               reasonable time from the Effective Date to the date that is one (1) year from the Closing Date, Seller shall, at Buyer's sole cost and expense, provide to Buyer's designated independent auditor access to Seller's books and records regarding the Property, regarding the period for which Buyer is required to have audited financial statements prepared with respect to the Property as may be required by the Securities and Exchange Commission, to the extent that such books and records are in Seller's possession and control and relate to the period during which Seller held title to the Property. Further Seller agrees, on a one time basis at Buyer's sole, reasonable cost and expense, to provide a representation letter regarding the books and records of the Property, in substantially the form of Exhibit "M" attached hereto, in connection with the normal course of auditing the Property in accordance with generally accepted accounting standards.

   "Disclosure Materials" means (i) the asset files of Seller's servicer, Lennar Georgia Partners, Inc., maintained in Atlanta, Georgia, which shall, within five (5) days of the Effective Date be delivered to the Subject Premises and made available to Buyer (the "Seller Files"), (ii) the files maintained by Seller's property manager at the Property and related to the maintenance and operation thereof, which will be made available to Buyer (the "Property Manager Files"),
(iii) all schedules and exhibits attached to this Contract and the other matters expressly set forth in this Contract,
(iv) all matters disclosed in the public records of the city and county in which the Property is located, and (v) all matters which would be revealed by an accurate survey or physical inspection of the Property.

   References in this Contract to "the best of Seller's knowledge" and similar phrases shall be deemed to mean the actual, subjective knowledge, without duty of inquiry and without constructive knowledge, of Scott Werbel, Director of Sales and Marketing, and John Charles, Asset Manager and John Delaney, Property Manager. The foregoing representations, warranties and obligations of Seller shall be true, correct and fulfilled as of the Effective Date (as herein defined) and the Date of Closing; and shall survive beyond the Date of Closing for a period of nine (9) months.

     4. Closing. The closing of the transaction (the "Closing") contemplated hereunder shall take place on the ninetieth (90th) day following the Effective Date (as hereinafter defined) of this Contract, or the first business day thereafter if the ninetieth (90th) day falls on a non-business day, or such day prior thereto as may be mutually agreed to by Buyer and Seller which day is herein referred to as the "Date of Closing" or "Closing Date." Notwithstanding the foregoing, in the event that Seller elects to satisfy any title objections pursuant to the terms of Paragraph 7 hereof and such objections have not been satisfied prior to the Date of Closing, Seller shall have the option to extend the Date of Closing for up to thirty
(30) days to attempt to satisfy such title objections.

          A. On the Date of Closing, Seller shall execute and deliver to Buyer the following documents:

                    i.   A Grant Deed, in recordable form,
               conveying title to the Subject Premises to Buyer subject to the "Permitted Exceptions"
               (as hereinafter defined).  The form of Grant
               Deed is attached hereto as Exhibit "B".

                    ii.  A Bill of Sale, without warranty,
               conveying the furniture, fixtures, equipment, and personal property set forth in Subparagraph 1(B) hereof. The form of such Bill of Sale is attached hereto as Exhibit "C".

                    iii. An assignment of Seller's interest
               in and under all leases, lease guaranties, and tenancies of the Property and of all refundable escrow and security deposits (plus any interest required to be paid thereon) made by existing tenants, provided, however, that Buyer shall assume all of Seller's liabilities and responsibilities thereunder arising on the Date of Closing and thereafter. The form of the Assignment of Seller's Interest in Leases and Assumption Agreement is attached hereto as Exhibit "D".

                    iv.  An assignment of Seller's interest
               in any assignable licenses, permits, service contracts, brokerage agreements and all other contracts affecting the Property, and an assumption by Buyer of all responsibilities and liabilities thereunder arising on or after the Date of Closing. The form of Assignment of Licenses, Permits and Contracts and Assumption Agreement is attached hereto as Exhibit "E".

                    v.   Such documents of Seller which
               authorize the sale of the Property to Buyer and the execution of all closing documents by Seller as are required by the title insurance company issuing the Title Commitment described in Paragraph 7 hereof (the "Title Insurance Company").

                    vi.  An affidavit sufficient to cause
               the Title Insurance Company issuing the Title Commitment described in Paragraph 7 hereof to remove the mechanic's lien exception as a standard exception from its title policy. A form of Seller's Affidavit of Title is attached hereto as Exhibit "F".

                    vii. An affidavit sufficient to comply
               with the non-foreign affidavit exemption to the withholding requirement of Section 1445 of the Internal Revenue Code, as amended, and Sections 18662 and 18668 of the Revenue and Taxation Code of California. A form of FIRPTA Affidavit is attached hereto as Exhibit "G".

                    viii.     Closing Statement.

                    ix.  A notice to each of the tenants and
               vendors in a form provided by Buyer advising of the sale of the Property and directing the tenants to make all future payments under the leases, and directing the vendors to forward all future invoices to Buyer at the address designated in the notice.

                    x.   Keys to all doors on any structures
               and improvements situated on the Property, and keys to all items of personal property located on the Property, which keys shall be properly tagged for identification.

          B. On the Date of Closing, Buyer shall deliver to Seller the following:

                    i.   The Purchase Price calculated
               pursuant to Paragraph 2 hereof.

                    ii.  Assignment of Seller's Interest in
               Leases and Assumption Agreement in the form of Exhibit "D" hereto.

                    iii. An Assignment of Licenses, Permits
               and Contracts and Assumption Agreement in the form of Exhibit "E" attached hereto.

                    iv.  Such documents as are necessary to
               fully authorize the purchase of the Property by Buyer and the execution of all closing documents.

                    v.   Closing Statement.

     Buyer shall pay all recording costs in connection with the transaction contemplated by this Contract, including one-half of the escrow or disbursement fees and any survey costs and Seller shall pay one-half of the escrow or disbursement fees and any title insurance premiums and transfer taxes, documentary stamps and any applicable surtax; provided, however, that each party shall pay its own attorneys' fees. All other costs associated with closing shall be apportioned
in the manner customary in Orange County, California.   The
closing and delivery of all such documents shall take place, in escrow, at the offices of Escrow Agent or at such other place as may be mutually agreed to by the parties.

     In the event that the transaction contemplated by this Contract fails to close by the Date of Closing (as may be extended by Seller for up to 30 days to attempt to satisfy title objections), this Contract, and all of Buyer's rights with respect to the acquisition of the Property, shall terminate, and each party shall have the rights and remedies set forth in Paragraph 8 hereof.

     In addition to the foregoing deliveries to be made by Seller on or before the Date of Closing, Seller shall deliver, to the extent within Seller's possession of control, the following items within two (2) days after the Date of Closing:

          A.   Originals of all Leases and an updated Rent
          Roll current as of Closing;

          B. Originals or best evidence of all of the Intangible Property (as defined in the Assignment of Licenses, Permits and Contracts and Assumption
          Agreement);

          C. Final Certificates of Occupancy respecting all premises at the Property, to the extent the same are in Seller's possession or control;

          D.   Copies of any and all other written
          contracts, agreements or documents and any other matters affecting the Property as Buyer may reasonably request;

          E. All current real estate and personal property tax bills for the Property; and,


          F. The following information on both diskette and hardcopy:

               (i)  Final income statement through Closing;

               (ii) Final cumulative general ledger through Closing; and

               (iii)     Final aged delinquency listing,
          including all deposits   held by Seller.

     5. Taxes. All real estate taxes and assessments and personal property taxes payable upon the Property shall be prorated between Seller and Buyer for the tax year in which the Closing is held on the basis of the tax statements for such year; provided, however, that if tax statements for the current year are not available as of the Date of Closing, the tax proration between Seller and Buyer shall be made on the basis of the taxes for the immediately prior tax year (with a subsequent adjustment). Notwithstanding the foregoing, if the tax assessment for the prior year is under protest, then the closing tax proration shall be re-prorated between Buyer and Seller at such time as there is a final determination on such protest.

     6.0  Income and Expenses.

     6.1 All income and expenses of the Property incurred by Seller shall be prorated on a daily basis (based upon each party's respective days of ownership for such month in which the closing occurs) between Seller and Buyer as of 12:01 a.m. of the Date of Closing or other such date as the parties agree in writing (said date and time of proration shall be referred to in this Paragraph 6 as the "Proration
Date").

     6.2 Buyer shall receive all income from the Property attributable to the period after the Proration Date and shall be responsible for all expenses of the Property attributable to the period after the Proration Date. Seller shall be entitled to all income from the Property attributed to the period up to and including the Proration Date and shall be responsible for all expenses attributable to the Property (including capital expenditures and tenant improvement allowances not approved or deemed assumed by Buyer pursuant to Subparagraph 3.I.ii herein) for the Period prior to the Proration Date. Such items to be prorated shall include:

          A.   Rents and income due for the month of
          closing, if any;

          B. Utility charges, if any (with Seller to use its best efforts to have applicable utility companies make final meter readings on the Date of Closing);

          C.   Payments under service agreements, if any;

          D. Periodic charges or fees assessed by any governmental authority, if any; and,

          E.   Sanitary sewer taxes, if any.

     6.3 The proration of rent shall include a proration of all common area maintenance charges and all percentage rents and in the event that such charges are not due and payable prior to the Closing Date, the proration shall be based on the previous period for which such charges were assessed (with a subsequent adjustment). In the event that any tenant is entitled to a refund arising from the overpayment of common area maintenance charges, Seller shall pay its pro-rata share of such refund.

     6.4 Any escrow accounts held by any utility company shall be either paid to Seller or, if assigned to Buyer, Seller shall receive a credit at closing for any such deposit.

     6.5 Buyer shall use reasonable efforts to assist Seller in collecting all accounts receivable (such efforts not to include initiation of litigation), including accounts receivable for rent, which are attributable to the period up to and including the Proration Date and which remain outstanding on the Date of Closing. If Seller or Buyer receives any payment from a tenant with a past-due account, said payment shall first be applied to current accounts then due and then shall be paid to Seller to be applied to past due accounts.

     6.6 Seller shall cancel its insurance as of the Proration Date, and Seller shall be entitled to any refund or premiums prepaid thereon.

  7. Title Examination and Survey. Buyer acknowledges that Seller has provided to Buyer a commitment for the issuance of a CLTA owner's policy of title insurance, in the amount of the Purchase Price, issued by Chicago Title Insurance Company (the "Title Commitment"). Subject to Buyer's right to make title objections as hereinafter provided, the exceptions shown on Schedule B of the Title Commitment shall be deemed the "Permitted Exceptions" for all purposes of this Contract. Those matters set forth in the Title Commitment, together with any applicable zoning ordinances, other land use laws and regulations together with taxes for the current tax year not then due and payable shall also be deemed Permitted Exceptions. Within five (5) days after the Effective Date, Buyer shall be entitled to deliver to Seller a written statement of any objections to Seller's title. In objecting to Seller's title, Buyer shall be obligated to act reasonably and agrees not to object to easements of record and other matters which would not materially affect the operation of the Property in its present use. If Seller cures the objections, Buyer's objections shall be deemed satisfied. If said objections are satisfied on or before the Date of Closing (as the same may be extended by Seller pursuant to the provisions of Paragraph 4, above), Buyer shall be obligated to close unless a later encumbrance shall be filed of record on or before the Date of Closing. Seller shall have the same right to cure said later encumbrance. If such later encumbrance is satisfied, Buyer shall thereupon be obligated to close. If any objections to title are not timely made or if Seller is not properly notified in accordance with the notice provisions of this Contract, all such objections shall be deemed waived. Buyer agrees that Seller shall have no obligation to satisfy any title objections, including but not limited to, expending more than $25,000.00 in the aggregate to remove mechanic's or materialman's liens encumbering the Property or to obtain affirmative title insurance. For purposes of this Contract, a title objection shall be deemed cured if the title insurance company is induced to remove the item objected to from the Title Commitment such that it no longer appears as an exception thereon. The rights of the parties with respect to any uncured objections to title which are timely made and with respect to which Seller has been properly notified shall be governed by Paragraph 8, below.

     In the event Buyer elects to have made a survey of the Subject Premises, then any objections to title based upon such survey shall be governed by the preceding paragraph.
Any such objections shall be due to Seller on the same date as the title objections are due, and the failure to deliver any such objections shall constitute a waiver thereof.

     8. Default. If any objections to title are timely made and Seller is properly notified, all as herein provided, and if such objections are not cured prior to the Date of Closing (as the same may be extended by Seller pursuant to the provisions of Paragraphs 4 or 7, above), or if Seller materially defaults in any of its obligations hereunder, or if any conditions precedent to Buyer's obligations as provided herein have not been met or have not occurred or otherwise waived as of the Date of Closing, Buyer may, as its sole remedies hereunder, by serving notice in writing upon Seller in the manner provided herein, either (i) elect to terminate this Contract and to declare it null and void and receive a refund of all Earnest Money deposited; or (ii) elect to terminate this Contract, receive a refund of all Earnest
Money and seek actual damages, which damages would be limited to Purchaser's actual and reasonable out of pocket expenses not to exceed $200,000.00 or (iii) elect to waive any such conditions, title objections, or defaults and to consummate the transaction contemplated by this Contract in the same manner as if there had been no title objections, conditions or defaults without any reduction in the Purchase Price and without any further claim against Seller therefor; (iv) seek specific performance of Seller's obligations, hereunder, except that the parties hereto hereby agree that the remedy of specific performance will not be applicable in situations where there are outstanding title objections unless all said title objections are waived by Buyer (except that Buyer need not waive objections which Seller is obligated to cure pursuant to Paragraph 7 herein) or (v) in the event that the remedy of specific performance is not available due to a default of Seller not reasonably discoverable and not discovered by Buyer, despite Buyer's reasonable diligence in such regard, until after the consummation of the transaction contemplated by this Contract, Buyer shall be entitled to seek actual damages, which damages shall be limited to a maximum amount of $250,000.00.

     IF BUYER SHALL DEFAULT IN THE PERFORMANCE OF ANY OF
ITS OBLIGATIONS HEREUNDER, SELLER SHALL BE ENTITLED TO
RETAIN COPIES OF ALL SURVEY, INSPECTION, EVALUATION AND
OTHER REPORTS ON THE PROPERTY PREPARED BY OR FOR BUYER AND
TO RETAIN THE EARNEST MONEY, TOGETHER WITH ALL INTEREST
EARNED THEREON, AS AND FOR ITS LIQUIDATED DAMAGES AND SOLE
REMEDY FOR SAID BREACH, AND NOT AS A PENALTY OR
FORFEITURE, ACTUAL DAMAGES BEING DIFFICULT OR IMPOSSIBLE
TO MEASURE, AND NO PARTY SHALL HAVE ANY FURTHER CLAIM
AGAINST EACH OTHER.

          ________________              /s/ VJC
          Seller's initials            Buyer's initials

     Notwithstanding the foregoing provisions of this Paragraph 8, and notwithstanding anything to the contrary in this Contract, the following provisions of this Contract shall survive any termination of this Contract for any reason whatsoever or the closing of this Contract, and remain in full force and effect: (i) the acknowledgments, agreements, waivers and releases of Buyer and the disclaimers of Seller set forth in Paragraph 3 of this Contract; (ii) the indemnification obligations of Buyer and Seller, as the case may be, set forth in Paragraph 11 of this Contract; (iii) the indemnification obligations of Buyer and Seller set forth in Paragraph 27 of this Contract; and, (iv) the indemnification obligations of Buyer and Seller set forth in Paragraph 29 of this Contract. No limitation of remedies contained in this Paragraph 8 or elsewhere in this Contract shall limit any and all rights and remedies available to Buyer or Seller at law or in equity in connection with the enforcement of any of the obligations described in the preceding sentence.

     9.   Conditions To Close.

          A. Seller's Conditions. Seller shall not be obligated to proceed with the closing, nor make a tender of the documents required to be delivered by Seller on the Date of Closing pursuant to Subparagraph 4 (A) or any other provision of this Contract, unless and until each of the following conditions has been fulfilled or waived in writing by Seller:

            i.Buyer shall be prepared to pay to Seller all amounts to be paid to it on the Date of Closing, pursuant to the provisions of this Contract;

            ii.  Buyer shall be prepared to deliver to
            Seller all instruments and documents to be delivered to Seller on the Date of Closing, pursuant to Subparagraph 4 (B) or any other provision of this Contract; and

            iii. This Contract shall not have been
            previously terminated pursuant to any other provisions hereof.

               B.   Buyer's Conditions.  Buyer shall not be
          required to close the transaction provided for under this Contract, unless and until each and every material one of the following conditions has been fulfilled:

                    i.   Representations, Warranties and
               Covenants of Seller. Seller shall have duly and timely performed each and every covenant to be performed by Seller under this Contract and the representations and warranties set forth in this Contract shall be true and correct as of the Closing in all material respects. Provided, however, that in the event Buyer discovers, or with reasonable diligence should have discovered, prior to the expiration of the Inspection Period (as herein defined), a default, breach or violation by Seller of any covenant, representation or warranty of Seller, Buyer shall be deemed to have forever waived such default, breach or violation upon expiration of said Inspection Period.

                    ii.  Seller's Deliveries.  Seller shall
               have duly and timely delivered to Buyer all of the items described in Section 4.A of this Contract.

                    iii. No Material Changes.  At the
               Closing, there will be no material adverse changes in the physical or financial condition of the Property from those discovered by Buyer during the Inspection
               Period (defined below), subject, however, to the provision of Paragraph 10 herein.

                    iv.  Estoppel Certificates.   Seller
               shall have delivered to Buyer current
               estoppel certificates in the form attached hereto as Exhibit "L" (or such other form as may be required by the respective tenants'
               Lease), from tenants occupying at least 85% of the total rentable square footage of the Subject Premises (the "Estoppel
               Certificate(s)").  Seller shall make a
               reasonable good faith attempt to obtain
               Estoppel Certificates from every tenant of the Property. Should Seller not be able to obtain Estoppel Certificates from every tenant, Seller agrees to represent and warrant to Buyer with respect to the items contained in the Estoppel Certificates as to those tenants from whom estoppels cannot be obtained.

                    vi.  Title Policy.  Chicago Title
               Insurance Company is prepared to mark the Title Commitment and issue a title insurance policy with liability limits equal to the Purchase Price and with such endorsements as may be reasonably acceptable to Buyer.

     10.  Damage, Destruction and Condemnation.

          A. In the event that all or any substantial portion of the Property shall be taken in condemnation or under the right of eminent domain before the Closing Date, Buyer may, at its option, either (a) terminate this Contract by delivering written notice thereof to Seller and receive an immediate refund of the Earnest Money, or (b) proceed to close the transaction contemplated herein pursuant to the terms hereof, in which event Seller shall deliver to Buyer at the Closing, or as soon as available, any proceeds actually received by Seller attributable to the Property from such condemnation or eminent domain proceeding, shall assign to Buyer any right it may have to receive proceeds attributable to the Property from such condemnation or eminent domain proceeding, and there shall be no reduction in the Purchase Price. For the purposes of this provision, a "substantial portion" of the Property shall be deemed to include any taking (i) equal to or greater than 20% of the gross number of square feet contained in the buildings and other improvements that are situated on the Subject Premises or (ii) which would result in any tenant in the Subject Premises having the right under its lease to terminate its lease or reduce its payment of rent thereunder, and shall be deemed to exclude all other takings.

          B. In the event that all or any substantial portion of the Property shall be damaged or destroyed by fire or other casualty after the Effective Date and before the Closing Date, Buyer may, at its option, either (a) terminate this Contract by written notice thereof to Seller and receive an immediate refund of the Earnest Money, or (b) proceed to close the transaction contemplated herein pursuant to the terms hereof, in which event Seller shall deliver to Buyer at the Closing, or as soon as available, any insurance proceeds actually received by Seller attributable to the Property from such casualty together with any deductible amount payable by Seller or the reasonable repair costs in the event such casualty is not insured, shall assign to Buyer any right it may have to receive insurance proceeds attributable to the Property from such casualty (including any rental income insurance proceeds), and there shall be no reduction in the Purchase Price. For the purposes of this provision, a "substantial portion" of the Property shall be deemed to include any casualty loss affecting a portion of the Subject Premises equal to or greater than 20% of the gross number of square feet contained in the buildings and other improvements that are situated on the Subject Premises and shall be deemed to exclude all other casualty losses.

          C.   In the event a less than a substantial
          portion of the Property shall be damaged or destroyed by a casualty or taken in condemnation or under the right of eminent domain before the Closing Date or in the event the circumstances specified in Paragraph 10A or 10B, above are applicable and Buyer fails to give Seller proper notice of termination, then the parties shall proceed to close this transaction, any proceeds actually received by Seller attributable to the Property together with the amount of any deductible payable by Seller under its insurance policy or the reasonable repair costs in the event such casualty is not insured, from such casualty, condemnation or eminent domain and any right Seller may have to receive proceeds attributable to the Property from such casualty, condemnation or eminent domain shall be delivered or assigned to Buyer at closing or as soon as available, and there shall be no reduction in the Purchase Price.

     11.  Broker's Commission.  Seller shall pay
THE SEELEY COMPANY ("Broker") a broker's commission in connection with this transaction and in accordance with a separate written agreement, which commission shall only be due in the event this transaction closes in accordance with the terms hereof. Buyer represents to Seller that Buyer has not been contacted by or dealt with any broker, finder or intermediary of any kind in connection with this transaction other than Broker. Seller represents to Buyer that Seller has not been contacted by or dealt with any broker, finder or intermediary of any kind in connection with this transaction other than Broker. Buyer agrees to indemnify and hold harmless Seller against and from all claims, demands, causes of action, judgments and liabilities which may be asserted or recovered for fees, commissions or other compensation claimed to be due to any broker, finder or intermediary with whom Buyer has dealt in connection with this transaction other than Broker, including costs and reasonable attorneys' fees incident thereto. Seller hereby agrees to indemnify and hold harmless Buyer against and from all claims, demands, causes of action, judgments and liabilities which may be asserted or recovered for fees, commissions or other compensation claimed to be due to any broker, finder or intermediary with whom Seller has dealt in connection with this transaction, including costs and reasonable attorneys' fees incident thereto.

     12. Assignment. Buyer shall not assign its rights, duties or obligations under this Contract without the prior written consent of Seller, which approval shall be at the sole discretion of Seller.

     13. Survival. The terms, covenants, conditions, indemnities, representations, warranties, disclaimers and agreements of this Contract shall survive and remain enforceable after the Date of Closing, except as expressly provided herein.

     14. Notices. Any notice or election required or permitted to be given or served by any party hereto upon any other party shall be deemed given or served in accordance with the provisions of this Contract when delivered or mailed as follows: notices shall be personally delivered or mailed in a sealed wrapper by United States registered or certified mail, return receipt requested, postage prepaid or delivered to a courier who guarantees overnight delivery, properly addressed as follows:

   In the case of notices directed to Seller:

          Leisure Colony Management Corp.
          c/o Lennar Partners, Inc.
          NationsBank Plaza
          600 Peachtree Street, Suite 3500
          Atlanta, Georgia 30308
          Attn:  Scott Werbel
          Fax:  (404) 892-4450

     with a copy to:

          Michael E. Fincher, Esq.
          Fincher & Associates, P.C.
          NationsBank Plaza
          600 Peachtree Street, Suite 3500
          Atlanta, Georgia  30308
          Fax:  (404) 873-7932

     If to Buyer:

          Arden Realty Limited Partnership
          c/o Arden Realty Inc.
          9100 Wilshire Boulevard
          Suite 700 East
          Beverly Hills, California  90212
          Attn:  Victor Coleman
          Fax: (310) 274-6218

     with a copy to:

          Jeffer, Mangels, Butler & Marmaro
          2121 Avenue of the Stars, 10th Floor
          Los Angeles, California  90067
          Attn: Scott M. Kalt, Esq.
          Fax: (310) 203-0567

     If to Escrow Agent:

          Chicago Title Insurance Company
          700 South Flower Street
          Suite 900
          Los Angeles, California  90017
          Attn:     Fran Butler

     Each such notice or communication shall be deemed to have been given to or served upon the party to which addressed on the date the same is delivered, if personally delivered, or on the day after it is deposited with a courier service guaranteeing overnight delivery or two days after deposit in the United States registered or certified mail, return receipt requested, postage prepaid, properly addressed in the manner above provided and upon receipt if delivered via facsimile (provided that any original of such notice is received by the addressee the next day via overnight mail). Each such delivered notice or communication shall be deemed to have been given to or served upon the party to whom delivered upon the delivery thereof in the manner above provided. Any party hereto may change its address for the service of notice hereunder by delivering written notice of said change to the other parties hereunder, in the manner above specified, ten (10) days prior to the Effective Date of said change.

     15. Headings. The paragraph headings or captions appearing in this Contract are for convenience only, are not part of this Contract, and are not to be considered in interpreting this Contract.

     16. Entire Contract; Modification. This written Contract constitutes the entire and complete agreement between the parties hereto and supersedes any prior oral or written agreements between the parties with respect to the Property. It is expressly agreed that there are no verbal understandings or agreements which in any way change the terms, covenants, and conditions herein set forth, and that no modification of this Contract and no waiver of any of its terms and conditions shall be effective unless made in writing and duly executed by the parties hereto.

     17. Binding Effect. All covenants, agreements, warranties, and provisions of this Contract shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

     18. Controlling Law. This Contract has been made and entered into under the laws of the State of California, and said laws shall control the interpretation hereof.

     19. Effective Date. The "Effective Date" of this Contract shall mean, and all references to the date of execution of this Contract shall refer to, the date on which the later of Buyer or Seller executes this Contract. Submission of an unexecuted Contract by Seller shall not constitute an offer by Seller, and Buyer acknowledges that this Contract shall not be deemed to be a binding contract unless and until it is fully executed by Buyer and Seller.

     20. Time. Time is of the essence of this Contract and the performance of the terms and conditions hereof.

     21. Recordation Not Permitted. Except as may be required pursuant to applicable regulations of the Security and Exchange Commission, in no event shall this Contract or any Memorandum hereof be recorded in the official or public records where the Property is located, and any such recordation or attempted recordation shall constitute a default under this Contract by the party responsible for such recordation or attempted recordation.

     22. Condition of Property. Commencing upon the date of this Contract and extending through the Date of Closing hereunder, the Property shall remain in the same condition as on the date hereof, except, however, for natural wear and tear, condemnation, eminent domain, damage and destruction due to casualties, acts of God and occurrences over which Seller has no control and further subject to the provisions regarding damage, destruction and condemnation set forth in Paragraph 10, herein.

     23. Attorneys' Fees. Should either Buyer or Seller employ an attorney or attorneys to enforce any of the terms and conditions hereof, or to protect any right, title, or interest created or evidenced hereby, or to recover damages for the breach of the terms and conditions hereof, the non-prevailing party in any action pursued in a court of competent jurisdiction shall pay to the prevailing party all reasonable cost, damages, and expenses, including attorneys' fees, expended or incurred by the prevailing party.

     24. Waiver. Either Buyer or Seller may specifically waive any breach of the terms and conditions hereof by the other party, but no waiver specified in this Paragraph 24 shall constitute a continuing waiver of similar or other breaches of the terms and conditions hereof. A waiving party may at any time upon written notice to the breaching party, direct future compliance with the waived terms and conditions hereof, and the breaching party shall thereafter comply as directed from such time forward. All remedies, rights, undertaking, obligations, and agreement contained herein shall be cumulative and not mutually exclusive.

     25. Severability. If any of the terms and conditions hereof shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other of the terms and conditions hereof and the terms and conditions hereof shall thereafter be construed as if such invalid, illegal, or unenforceable terms or conditions had never been contained herein.

     26. Counterparts. This Contract may be executed in any number of identical counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all counterparts hereof taken together shall constitute but a single instrument.

     27.  Inspection and Improvements by Buyer.

          A. Inspection by Buyer. Buyer will have the period from the Effective Date until 6:00 p.m. EST on May 14, 1997 (the "Inspection Period") to conduct (as applicable) and review and approve any and all inspections, investigations, tests, studies (including feasibility studies and other economic models) and appraisals as Buyer may have elected to make or obtain with respect to the Property and/or the operation and financial condition of the Property, including, without limitation, financial analyses of the books and records, environmental inspections and studies, structural and mechanical investigations, appraisals, and analyses of the Property's compliance with applicable governmental regulations. Buyer and Buyer's representatives, agents and designees will have the right to enter the Property at all reasonable times, during normal business hours, upon reasonable oral notice to conduct interviews with property management personnel of Seller, and to perform such investigations, tests and studies of the Property, provided such inspections, tests and studies shall not interfere with or damage the Property and provided further that Buyer shall leave the Property in the same or better condition as it was prior to the entry onto the Property by Buyer or its agents or employees or, in the event of any damage to the Property, shall repair and restore the Property to its prior condition.. In accordance with Subparagraph 3.H hereof, Seller shall deliver to the Property and make available to Buyer, at Seller's sole cost and expense, within five (5) days (unless indicated otherwise below) following the Effective Date, the Disclosure Materials, which shall include all information in Seller's possession or control which is reasonably related to the Property, including the following items:

                    i.   To the extent in Seller's
               possession, an ALTA "as-built" survey of the Real Property prepared by a licensed surveyor;

                    ii.  Any and all Leases and all
               modifications or amendments and guaranties relating thereto; all tenant correspondence and all current financial statements of tenants to the extent the same are in Seller's possession or control; all contracts (including the Contracts), agreements and management agreements; all "operating statements" for the Property for the period in which Seller owned the Property; and a year-to date operating statement for the calendar year 1997, a balance sheet dated no earlier than December 31, 1996; an income statement for the last two (2) calendar years and a year-to-date income statement for the calendar year 1997, each statement certified by Seller as being true, correct and complete reports prepared by Seller in the ordinary course of business; all "Base Year" information applicable to the Leases to the extent in Seller's possession); a cumulative general ledger for year-to-date 1997; reports (including all environmental reports, soil reports, surveys and plans and specifications affecting or relating to the Property, and all modifications or amendments thereto); evidence of the "Intangible Property" obtained or held by Seller and relating to the development, construction, operation, use or occupancy of any of the Property.

                    iii. A current rent roll (to be updated
               as of the expiration of the Inspection Period and as of the Closing), prepared and certified by Seller as being true, correct and complete and listing each tenant at the Property.

                    Buyer may, by written notice to Seller
          within the Inspection Period, at Buyer's sole and absolute discretion, elect to terminate this Contract, in which event Buyer shall deliver all Due Diligence Materials (hereinafter defined) to Buyer, and thereafter the Earnest Money shall be refunded to Buyer and neither party shall have any further claim against the other under this Contract. In the event Buyer fails to so notify Seller in writing of its desire to terminate this Contract during the Inspection Period, Buyer shall have waived its right to terminate this Contract within the Inspection Period. Whether or not Buyer elects to terminate this Contract pursuant to this provision, Buyer shall furnish Seller with copies of all surveys, engineering, soil, and other inspection reports, government permits, feasibility studies, and any other documents obtained in connection with Buyer's inspection (the "Due Diligence Materials"), as and when received by Buyer.

          B. Improvements by Buyer. From and after the expiration of the Inspection Period, Buyer shall be entitled, at Buyer's sole cost and expense, to improve or repair the Subject Premises, subject to Seller's prior written approval, which approval shall not be unreasonably withheld or delayed. Seller's approval shall be based upon Seller's review of such plans and specifications (prepared for and at the expense of Buyer) as Seller shall deem reasonably necessary for the proper execution of the proposed improvement or repair. Following receipt of Seller's written approval as aforesaid, Buyer and Buyer's representatives, agents and designees will have the right to enter the Property at all reasonable times, upon reasonable prior written notice to Seller and Seller's property manager, to so improve or repair the Property, provided such entry and improvement or repair shall not interfere with the current operation of or unnecessarily damage the Property.

          C.   Indemnity.     Buyer agrees to indemnify and
          hold harmless Seller from any and all injuries, losses, liens, claims, judgments, obligations, liabilities, costs, expenses or damages, including reasonable attorneys' fees and court costs, arising out of the entry upon the Property by Buyer, its agents or employees or arising out of the inspections, tests or studies, repairs maintenance or improvements that Buyer, its agents or employees may conduct pursuant to this Paragraph 27.

     28. Tax-Free Exchange. At Seller's option, Buyer shall cooperate fully in facilitating a tax-deferred exchange of the Property by Seller, either simultaneously or non-simultaneously, pursuant to Section 1031 of the Internal Revenue Code, including the execution and immediate delivery, before, on, or after the Date of Closing, of any documents and agreements reasonably requested by Seller for such purpose, provided, however, that (i) Buyer shall not be obligated to incur any costs or liabilities or postpone the Date of Closing in connection therewith; and, (ii) Buyer shall be provided with all documents to be executed by Buyer pursuant to this Paragraph 28 not less than forty-eight hours in advance of the date on which such execution shall be required.

     29.  Escrow Agent.  Escrow Agent accepts its
appointment hereunder subject to the following conditions:

     A. The Earnest Money may be processed for collection in the normal course of business by Escrow Agent, who may commingle funds received by it with escrow funds of others in its regular escrow account maintained at a bank selected by Escrow Agent insured by the Federal Deposit Insurance Corporation (hereafter the "Depository").

     B. Escrow Agent shall not be liable for any loss caused by the failure, suspension, bankruptcy or dissolution of the Depository.

     C. Escrow Agent shall be liable only for loss or damage resulting from the malfeasance or negligence of Escrow Agent or its employees and shall not be liable for loss or damage resulting from (a) any good faith act or forbearance of Escrow Agent; (b) any default, error, action or omission of any party, other than Escrow Agent; (c) any defect in the title to any property unless such loss is covered under a policy of title insurance issued by Escrow Agent; (d) the expiration of any time limit or other delay which is not caused by the failure of Escrow Agent to proceed in its ordinary course of business, and in no event where such time limit is not disclosed in writing to the Escrow Agent; (e) the lack of authenticity of any writing delivered to Escrow Agent or of any signature thereto, or the lack of authority of the signatory to sign such writing; (f) Escrow Agent's compliance with all attachments, writs, orders, judgments or other legal process issued out of any court; (g) Escrow Agent's assertion or failure to assert any cause of action or defense in any judicial or administrative proceeding; (h) any loss or damage which arises after the Earnest Money has been disbursed in accordance with the terms of this Contract.

     D. Investment of the Earnest Money shall be subject to the rules, regulations, policies and procedures of the Depository.

     E. If written notice of default, non-performance or dispute by or between the other parties hereto is given to Escrow Agent, Escrow Agent may in its sole discretion, perform in accordance with its obligations hereunder or prepare to and shortly thereafter file an interpleader action to resolve the conflict. Escrow Agent shall be indemnified, saved and held harmless by the other parties hereto for all of its expenses, costs and reasonable attorneys' fees incurred in connection with said interpleader action and such expenses, costs and fees may be deducted from the funds held hereunder except to the extent that such expenses costs and fees are the result of the negligence or willful misconduct of Escrow Agent.

     F. If Escrow Agent is made a party to any judicial, non-judicial or administrative action, hearing or process based on acts of any of the other parties hereto and not on the malfeasance and/or negligence of Escrow Agent in performing its duties hereunder, the expenses, costs and reasonable attorney fees incurred by Escrow Agent in responding to such action, hearing or process may be deducted from the funds held hereunder and the party/parties whose alleged acts are a basis for such proceedings shall indemnify, save or hold Escrow Agent harmless from said expenses, costs and fees so incurred.

             [SIGNATURES COMMENCE ON NEXT PAGE]

   IN WITNESS WHEREOF, the parties hereto have caused this Real Estate Sales Contract For The Purchase And Sale Of
Crown Cabot Financial Center, Laguna Niguel, California, to be executed as of the Effective Date referenced herein.


                         SELLER:

                         LEISURE COLONY MANAGEMENT CORP.,
                           a Florida corporation




                         By:  /s/ Mark A. Griffith
                              Mark A. Griffith
                              Vice-President



                         BUYER:

                         ARDEN REALTY LIMITED PARTNERSHIP,
                            a Maryland limited partnership

                         By:  Arden Realty, Inc.,
                                   a Maryland corporation
                                   general partner


                              By: /s/ Victor J. Coleman
                                   Victor J. Coleman
                                   President and COO

                                 BROKER:

                                 THE SEELEY COMPANY, a



                         By:  /s/ Kevin Shannon
                              Name: Kevin Shannon
                              Title:


                 ESCROW AGENT SIGNATURE PAGE


Received of Arden Realty, two million Dollars
($2,000,000.00), and Chicago Title Company agrees to hold same, in accordance with the terms hereof.


                         ESCROW AGENT

                         By:/s/ Carol Perry
Date May 29, 1997          Carol Perry
                           Sr. National Closing Coordinator